Exhibit 99.1

FRE 408 SETTLEMENT COMMUNICATION

CONFIDENTIAL

Rider to be inserted into Section 14 of Final Order “Adequate Protection of the Prepetition Second Lien Noteholders”

(c) Fees and Expenses. The Debtors are authorized and shall pay, without regard to whether such fees and expenses were incurred during the pre- or post-petition period, the reasonable and documented fees and expenses incurred by (i) Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), as either special counsel to the Pre-Petition Second Lien Notes Trustee or counsel to the Second Lien Noteholders Committee (for so long as the members of such committee hold in the aggregate at least 50.1% of the aggregate principal amount of the Pre-Petition Second Lien Notes (the “Threshold Requirement”)), (ii) Blackstone Advisory Partners LP (“Blackstone”), as financial advisor to either Akin Gump, the Pre-Petition Second Lien Notes Trustee or the Second Lien Noteholders Committee (for so long as the members of such committee meet the Threshold Requirement), (iii) Capstone Advisory Group, LLC, as special intellectual property financial advisor to either Akin Gump, the Pre-Petition Second Lien Notes Trustee or the Second Lien Noteholders Committee (for so long as the members of such committee meet the Threshold Requirement) and (iv) Covington & Burling LLP, as counsel to the Pre-Petition Second Lien Notes Trustee (each of the professionals in clauses (i) through (iv) above being the “Noteholder Professionals”); provided that the fees payable to Blackstone shall be in accordance with any engagement letter and accompanying indemnity (the “Engagement Letter”) signed by the Company and agreed with the Creditors Committee (collectively, the “Fees and Expenses”). If any of the Noteholder Professionals are retained only by the Second Lien Noteholders Committee, in order to be entitled to reimbursement for Fees and Expenses earned or incurred after the 45th day following entry of this Final Order, such Noteholder Professionals shall or shall cause the Second Lien Noteholders Committee to file a verified statement under Bankruptcy Rule 2019 (a “2019 Statement”) no later than the 45th day after entry of this Final Order, and no more than every 45 days thereafter, demonstrating that the members of such committee hold in the aggregate Pre-Petition Second Lien Notes in an amount equal to or greater than the Threshold Requirement.

The Threshold Requirement shall not apply if (i) the Noteholder Professionals are retained by the Pre-Petition Second Lien Notes Trustee or (ii) Akin Gump is retained by the Pre-Petition

Second Lien Notes Trustee and Akin Gump retains Blackstone and Capstone. If the Noteholder Professionals are not retained, or if Akin Gump is not retained, by the Pre-Petition Second Lien Notes Trustee within 45 days after entry of this Final Order, the Debtors shall have the right, but not the obligation, to suspend payment to the Noteholder Professionals if, and solely for as long as, the Noteholder Professionals (x) file a 2019 Statement demonstrating that the members of the Second Lien Noteholders Committee hold in the aggregate Prepetition Second Lien Notes in an amount less than the Threshold Requirement or (y) fail to file a 2019 Statement as required hereby. Nothing in this paragraph (c), however, shall affect Blackstone’s entitlement to the Success Fee (as defined in, and under the terms of, the Engagement Letter); provided, for the avoidance of doubt, that no Success Fee shall be payable until such time as the DIP Loans have been paid in full in cash (including, without limitation, by a refinancing) and all commitments under the DIP Credit Agreement shall have been terminated.

The Debtors shall promptly reimburse the Noteholder Professionals for amounts invoiced monthly within ten (10) business days (if no written objection is received within such ten (10) business day period) after delivery of such an invoice describing such fees and expenses substantially in the form provided in the ordinary course of business; provided, however, that any such invoice may be redacted to protect privileged, confidential or proprietary information. A copy of each invoice submitted to the Debtors shall simultaneously be sent to the U.S. Trustee and counsel to the Creditors’ Committee. For the avoidance of doubt, the Noteholder Professionals shall not be required to file applications with the Court in connection with the Fees and Expenses.

(d) IP Sale Proceeds. The Debtors are authorized and shall apply upon a Digital Imaging Patent Portfolio Disposition or IP Settlement Agreement (as defined in the DIP Credit Agreement) (each, an “IP Event”), the IP Sale Proceeds and the Applicable Prepayment Percentage1 (subject, for the avoidance of doubt, to the cap set forth in the proviso of the

[1]	Notwithstanding anything to the contrary in the DIP Credit Agreement, upon the occurrence of a DIP Repayment Event, the Applicable Prepayment Percentage with respect to any IP Settlement Proceeds in excess of the amount required to achieve a DIP Repayment Event (as defined below) shall be 100%, and, with respect to any series of related IP Events, the IP Sale Proceeds from such related IP Events shall be deemed to be applied first pursuant to this clause (d) and then the Applicable Prepayment Percentage of the IP Settlement Proceeds. A “DIP Repayment Event” shall be deemed to have occurred when (i) there are no outstanding Term Loans or Revolving Loans, (ii) all outstanding Letter of Credit Obligations and outstanding amounts under Secured Agreements have been Cash Collateralized or otherwise satisfied or backstopped, as agreed to by the Debtors and the applicable parties under the DIP Credit Agreement and (iii) all commitments under the DIP Credit Agreement have been terminated. The Debtors shall promptly terminate the commitments under the DIP Credit Agreement when the conditions of clause (i) and (ii) of the definition of DIP Repayment Event have been satisfied.

definition of Applicable Prepayment Percentage in the DIP Credit Agreement) of IP Settlement Proceeds shall be deemed to be applied pursuant to this paragraph (d) (as defined in the DIP Credit Agreement) as follows: first, to the permanent prepayment of all outstanding Term Loans, second, to the prepayment of the Revolving Loans and, unless the Debtors, the applicable parties under the DIP Credit Agreement (including in all cases the DIP Agent) and the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders otherwise agree, the termination of the commitments thereunder and the Cash Collateralization at 105% of all of Letter of Credit Obligations and Secured Agreements (which cash will be deposited, as applicable, in the L/C Cash Deposit Account or in a separate deposit account established and maintained by the DIP Agent and under the exclusive control of the DIP Agent designated by the DIP Agent to hold cash collateral with respect to the Secured Agreements (the “Secured Agreements Cash Deposit Account”, which account shall not be subject to the Carve-Out)); third, to pay 50% of the accrued and unpaid pre-petition and post-petition interest at such time at the non-default contract rate applicable on the Petition Date on the Pre-Petition Second Lien Notes; fourth, to provide the Debtors proceeds equal to $250,000,000; fifth, to pay the remaining accrued and unpaid pre-petition and post-petition interest at the non-default contract rate applicable on the Petition Date on the Pre-Petition Second Lien Notes (together with priority “third”, the “Second Lien Accrued Interest”); and sixth, as provided in paragraph (e) below. The Pre-Petition Second Lien Notes Trustee and the Pre-Petition Second Lien Noteholders shall be deemed to have waived the right (and the right to assert) that interest is accruing or payable under the Pre-Petition Second Lien Notes at any rate other than the non-default contract rate solely for those payments made pursuant to this paragraph (d).

(e) Principal Payment of Second Lien Notes. After an IP Event and the application of the proceeds pursuant to paragraph (d) above, any amounts available at priority “sixth” shall be deemed to constitute “Available Payment Proceeds”. If the aggregate amount of Available Payment Proceeds exceeds $5,000,000, the Debtors are authorized and shall use the

Principal Prepayment Percentage (or such higher amount as the Debtors may elect in consultation with the Creditors’ Committee) of such Available Payment Proceeds to pay a ratable portion of the principal face amount (the “Principal”) of all outstanding Pre-Petition Second Lien Notes, provided that the Pre-Petition Second Lien Notes Trustee and the Pre-Petition Second Lien Noteholders shall be deemed to have waived the right to (and the right to assert) any redemption premium or other obligations under the Pre-Petition Second Lien Notes other than Principal plus accrued and unpaid interest at the non-default contract rate applicable on the Petition Date solely for those Pre-Petition Second Lien Notes paid pursuant to this paragraph (e). With respect to any amounts available at priority “sixth”, the “Principal Prepayment Percentage” shall equal (i) 40% of Available Payment Proceeds, until the aggregate amount of (x) IP Sale Proceeds and the (y) Applicable Prepayment Percentage of IP Settlement Proceeds equals $2,250,000,000 and (ii) thereafter, 50% of Available Payment Proceeds.

(f) Current Interest. Upon the payment of priority “fourth” in paragraph (d) above, the Debtors shall pay monthly cash interest for the period thereafter at the non-default contract rate applicable on the Petition Date on the Pre-Petition Second Lien Notes pursuant to the terms thereof (“Current Interest”). Collectively, the payments set forth in paragraphs 14(c), (d), (e) and (f) shall be defined as “Second Lien Adequate Protection Payments”.

(g) Existing Intercreditor Agreement. Solely with respect to the Second Lien Noteholders Committee, the Pre-Petition Second Lien Notes Trustee and the Pre-Petition Second Lien Collateral Agent (the “Second Lien Parties”), the First Lien Obligations (as defined in the Existing Intercreditor Agreement) shall be deemed to have been Paid in Full (as defined in the Existing Intercreditor Agreement) for purposes of the Existing Intercreditor Agreement; provided, that for the avoidance of doubt, nothing herein shall limit the effectiveness of Section 5.05 of the Existing Intercreditor Agreement. In consideration thereof and of the obligation of the Debtors to make the Second Lien Adequate Protection Payments, except as set forth in paragraph (h) below, each Second Lien Party has agreed that it is, and shall be deemed to be, adequately protected by the provisions hereof for the duration of these Cases solely with respect to the relief granted herein and the use of cash collateral by the Debtors during these Cases notwithstanding any future change in the value of any property, assets or business of the Debtors, provided that nothing herein shall restrict the rights of any Second Lien Party with respect to (i) its right to assert against the Debtors a claim or claims under this Final Order or section 507(b) of the Bankruptcy Code (subject to the proviso in paragraph 14(b) of this Final Order) based upon the diminution in the value of the Pre-Petition Second Lien Collateral, (ii) its right to seek additional adequate protection in connection with any attempt by the Debtors to incur any future indebtedness under section 364 of the Bankruptcy Code (other than the $950 million aggregate amount of indebtedness permitted to be incurred under the DIP Credit Agreement as of the date hereof) or (iii) after (a) an IP Event that has generated at least $1.00 of Available Payment Proceeds or (b) a DIP Repayment Event, its right to request additional adequate protection with respect to the use of cash collateral consisting of the proceeds of any asset sale outside of the ordinary course of business (other than an IP Event). In consideration of the Second Lien Adequate Protection Payments provided for herein, the Second Lien Parties are hereby deemed to consent to paragraph 8(a) of this Final Order and shall not make any motion, pleading or objection or take any action (or support any person in taking any action) inconsistent with the foregoing; provided, however, (i) each of the Pre-Petition Second Lien Notes Trustee and the Pre-Petition Second Lien Noteholders retains its rights as a party in interest (but not as a secured creditor) to object to any sale of the Pre-Petition Collateral pursuant to section 363(b) of the Bankruptcy Code; (ii) the Debtors shall provide the Pre-Petition Second Lien Notes Trustee and the Second Lien Noteholders Committee with notice and consultation rights on a confidential basis in respect of any such sale; and (iii) the Pre-Petition Second Lien Notes Trustee and the Pre-Petition Second Lien Noteholders may exercise their rights to credit bid in any such sale to the extent provided under section 363(k) of the Bankruptcy Code and the Pre-Petition Second Lien Indentures, provided that such bid shall provide for the DIP Obligations to be paid in full in cash and all outstanding Letter of Credit Obligations and outstanding amounts under Secured Agreements to be Cash Collateralized (in the same manner provided for in subparagraph (d) of this paragraph 14), whereupon the commitments in respect of the DIP Facilities shall be terminated by the Debtors unless the Debtors, the applicable parties under the DIP Credit Agreement (including in all cases the DIP Agent), Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders otherwise agree.

(h) Waiver of the Right to Seek Further Adequate Protection. Nothing in this Final Order shall prevent the Second Lien Parties from requesting additional adequate protection if the Debtors (i) have not filed a motion to approve the Bid Procedures by June 30, 2012, (ii) (ii) are not paying Current Interest by October 31, 2012 or (iii) have not consummated an IP Event by December 31, 2012, in which case all parties reserve their rights with respect to such request.

Further Revisions to Final DIP Order:

•	Stipulations. The Debtors will stipulate to the validity of the Pre-Petition Second Lien Debt in paragraph 3 of the Final Order.

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Remedy. In the event of a timely and successful challenge in respect of the Pre-Petition Second Lien Obligations, the Court shall fashion an appropriate remedy, including, but not limited to, disgorgement or recharacterization of any Second Lien Adequate Protection Payments. Upon entry of an order directing disgorgement, further Second Lien Adequate Protection Payments shall cease pending further order of a court of competent jurisdiction.

Additional Paragraphs to Be Inserted into Final DIP Order:

1. No Waiver. Except as specifically set for herein, this Final Order shall not be construed in any way as a waiver or relinquishment of any rights that the Pre-Petition Secured Creditors may have to bring or be heard on any matter brought before the Court.

2. Rights Preserved. (a) Other than as expressly set forth in this Final Order, including, without limitation, paragraphs 14(d), (e), (g) and (h), the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, (i) the right of the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders to seek any other or supplemental relief in respect of the Debtors, including the right to seek additional adequate protection or (ii) any of the rights of the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders under the Bankruptcy Code or applicable nonbankruptcy law and (b) nothing contained herein shall be deemed a finding by the Court or an acknowledgement by the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders that the adequate protection granted herein does in fact adequately protect the Pre-Petition Secured Notes Trustee or the Pre-Petition Secured Noteholders against any diminution in value of their interests in the Collateral.

3. No Waiver by Failure to Seek Relief. The delay or failure of the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders to seek relief or otherwise exercise their rights and remedies under this Final Order, the Existing Second Lien Agreements or applicable law, as the case may be, shall not constitute a waiver of any of the rights thereunder, or otherwise, of the Pre-Petition Second Lien Notes Trustee or the Pre-Petition Second Lien Noteholders.